                                                                    Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Monday Ltd, Monday SCA and Monday Finance SA on Form S-1 of our report dated May 1, 2002 (June 30, 2002 as to the issuance of Premium Equity Participating Security Units as described in Note 13), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
New York, New York
July 2, 2002